ACCOUNTING SERVICES AGREEMENT
                          -----------------------------


     AGREEMENT dated as of ______, 199__ between StockJungle.com Trust, a Massachusetts business trust (the "Trust"), and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to provide the Trust with certain accounting and pricing services; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
          ------------

          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   CALCULATION OF NET ASSET VALUE.
          -------------------------------

          Countrywide will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, Countrywide may contract with, and rely upon market quotations provided by, outside services.

     3.   BOOKS AND RECORDS.
          ------------------

          Countrywide will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Countrywide will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of each series of the Trust. Countrywide will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act. The retention of such records shall be at the expense of the Trust.

          All of the records prepared and maintained by Countrywide pursuant to this Section 3 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust at the expense of StockJungle.com Investment Advisors, Inc., and Countrywide shall be relieved of responsibility for the further preparation and maintenance of any such records delivered to the Trust.

     4.   PAYMENT OF TRUST EXPENSES.
          --------------------------

          Countrywide shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Countrywide shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Countrywide and mailed to the appropriate party.

     5.   FORM N-SAR.
          -----------

          Countrywide shall maintain such records within its control as shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

     6.   COOPERATION WITH ACCOUNTANTS.
          -----------------------------

          Countrywide shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     7.   FURTHER ACTIONS.
          ----------------

          Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof.

     8.   FEES.
          -----

          For the performance of the services under this Agreement, StockJungle.com Investment Advisors, Inc., the investment advisers to the Trust, shall pay Countrywide a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. StockJungle.com Investment Advisors, Inc. shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide.

     9.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement or in any other agreement between the Trust and Countrywide and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     10.  REFERENCES TO COUNTRYWIDE.
          --------------------------

          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide (which approval shall not be withheld unreasonably), excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing reasonable time for review by Countrywide and its counsel prior to any deadline for printing.

     11.  EQUIPMENT FAILURES.
          -------------------

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

          Countrywide represents and warrants that it has taken reasonable steps to make its transaction processing and recordkeeping and other systems and equipment compatible with the change in the year 1999 to 2000 without any related errors in reports or material disruption to services provided hereunder and Countrywide expects full compatibility before December 31, 1999.

     12.  INDEMNIFICATION OF COUNTRYWIDE.
          -------------------------------

          A. In performing its services hereunder, Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder, or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, or employee of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, or employee of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          D. Notwithstanding any other provision of this Agreement, Countrywide shall indemnify and hold harmless the Trust, its trustees, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or in law) of any and every nature which any of them may sustain or incur or which may be asserted against any of them by any person by reason of, or as a result of, the willful misfeasance, bad faith or negligence on the part of Countrywide, its employees or agents in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          E. Upon the assertion of a claim for which a party may be required to provide indemnification hereunder, the person seeking indemnification shall promptly notify such party of such assertion and shall keep such party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the person seeking indemnification in the defense of such claim or to defend against such claim with counsel reasonably acceptable to the indemnified person in such party's own name or in the name of such person. The person seeking indemnification shall in no case confess any claim or make any compromise in any case in which a party may be required to indemnify it except with the such party's prior written consent. An indemnifying party shall in no event be liable to bear the expenses of more than one counsel for all indemnified persons in connection with any matter for which it is providing indemnification hereunder.

     13.  TERMINATION.
          ------------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, and (2) by the Trust's Board of Trustees.

          B. Either party may terminate this Agreement for any reason, without penalty, on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, StockJungle.com Investment Advisors, Inc. shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date and payable to Countrywide hereunder.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of StockJungle.com Investment Advisors, Inc., transfer to such successor all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     14.  SERVICES FOR OTHERS.
          --------------------

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     15.  LIMITATION OF LIABILITY.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding personally upon any of the Trustees, shareholders, nominees, officers, agents or employees of the trust, but bind only the trust property of the Trust. It is further expressly agreed that the debts, liabilities, obligations and expenses of any series of the Trust hereunder shall be enforceable against the assets and property of such series only, and not against the assets and property of any other series of the Trust. Neither the authorization of this Agreement by the Trustees of the Trust, nor its execution and delivery by an officer of the Trust, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     16.  SEVERABILITY.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     17.  QUESTIONS OF INTERPRETATION.
          ----------------------------

          This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     18.  NOTICES.
          --------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

             To the Trust:          StockJungle.com Trust
                                    3805 S. Canfield Avenue, Suite B
                                    Culver City, CA  90232
                                    Attention:  Michael J. Witz

             To Countrywide:        Countrywide Fund Services, Inc.
                                    312 Walnut Street, 21st Floor
                                    Cincinnati, Ohio 45202
                                    Attention:  Brian J. Manley

or to such other address as any party may designate by notice complying with the terms of this Section 18. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     19.  AMENDMENT.
          ----------

          This Agreement may not be amended or modified except by a written agreement executed by both parties; provided, however, that no provision of Sections 3, 8 and 13 hereof which would increase the expenses to be paid by StockJungle.com Investment Advisors, Inc. shall be amended without its prior written consent.

     20.  BINDING EFFECT.
          ---------------

          Each of the undersigned expressly warrants and represents that to the other that it has full power and authority to enter into and perform this Agreement, that its execution and delivery of this Agreement has been duly authorized by all necessary corporate or trust action, that the person signing this Agreement on its behalf is duly authorized and has full power to do so, and that this Agreement is its valid and binding obligation, duly enforceable against in accordance with the terms hereof.

     21.  COUNTERPARTS.
          -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  FORCE MAJEURE.
          --------------

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     23.  MISCELLANEOUS.
          --------------

          Countrywide agrees on behalf of itself and its agents and employees to treat confidentially all records and other information relating to the Trust and its various series and all prior, present or potential shareholders thereof, except after prior notification to, and approval of release of information in writing by, the Trust, which approval shall not be unreasonably withheld where Countrywide may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        STOCKJUNGLE.COM TRUST

                                        By:________________________
                                        Its: President

                                        COUNTRYWIDE FUND SERVICES, INC.

                                        By:________________________
                                        Its: President


          The undersigned hereby agrees to the provisions of Section 3, 8 and 13 of the foregoing Accounting Services Agreement.

                                        STOCKJUNGLE.COM TRUST
                                        INVESTMENT ADVISORS, INC.

                                        By:________________________
                                        Its: President

Schedule A
----------
                                  COMPENSATION
                                  ------------


     StockJungle.com Investment Advisors, Inc. will pay Countrywide a monthly fee, according to the average monthly net assets of each series of the Trust during such month, as follows:


     Monthly Fee                       Average Net Assets of Series During Month
     -----------                       -----------------------------------------
      $2,500                           $0 - $100,000,000
      $3,500                           $100,000,000 - $200,000,000
      $4,500                           $200,000,000 - $300,000,000
      $5,500 + .001% of                Over - $300,000,000
      average net assets
      in excess of $300,000,000